                                 SCHEDULE 14A
                                (RULE 14A-101)


                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                THE BUCKLE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                THE BUCKLE, INC.
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                THE BUCKLE, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1998



To Our Stockholders:

The Annual Meeting of Stockholders of The Buckle, Inc. will be held at the Ockinga Center on the University of Nebraska-Kearney campus, Kearney, Nebraska, on Thursday May 28, 1998 at 10:00 A.M., for the following purposes:

       1. To elect a Board of Directors. The Board of Directors intends to nominate the following persons, each of whom currently serves as a Board member: Daniel J. Hirschfeld, Dennis H. Nelson, Karen B. Rhoads, Robert E. Campbell, William D. Orr, Ralph M. Tysdal and Bill L. Fairfield.

       2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for fiscal year ending January 30, 1999.

       3. To approve the proposal to amend the Company's Articles of Incorporation to increase the authorized number of common shares and reduce the par value of the common shares.

       4.     To approve the Company's 1998 Management Incentive Program.

       5.     To approve the Company's 1997 Executive Stock Option Plan.

       6.     To approve the Company's 1998 Restricted Stock Plan.

       7.     To approve certain amendments to the 1993 Director Stock Option
              Plan.

       8. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


Only stockholders of record at the close of business on April 13, 1998, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

A copy of the Company's annual report is being mailed with this proxy statement to stockholders entitled to notice of this meeting.

By Order of the Board of Directors,



Wayne Daugherty, Secretary

April 28, 1998



 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND RETURN
        THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                THE BUCKLE, INC.
                             2407 West 24th Street
                               Kearney, NE  68847

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD  MAY 28, 1998

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Buckle, Inc. ("the Company") for use at the Annual Meeting of Shareholders of the Company to be held May 28, 1998, or at any adjournments of said meeting (the "Meeting"). The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

          The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, by telegram or by telephone. Copies of the Proxy Statement and proxy form will be first provided to shareholders on April 28, 1998.

                               VOTING INFORMATION

          As of April 13, 1998, the Company has outstanding 14,588,000 shares of Common Stock. Each share of Common Stock is entitled to one vote. Only holders of Common Stock of record on April 13, 1998 will be entitled to vote at the Annual Meeting of Shareholders. A holder of Common Stock is entitled to cumulate his or her votes in the election of directors and may give one or more candidates as many votes as the number of directors to be elected multiplied by the total number of shares owned by such shareholder. Under Nebraska law there are no conditions precedent to the exercise of cumulative voting rights. On all other matters which may come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Shareholders

       As of April 13, 1998, the Common Stock was held of record by 302 shareholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, and by all executive officers and directors as a group, as of April 13, 1998. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock assuming the exercise of all outstanding Options, except to the extent that authority is shared by spouses under applicable law, and
(ii) record and beneficial ownership with respect to their shares of Common
Stock.

 Name of Beneficial Owner                                         Shares of Common Stock
 -----------------------------------------------------------------------------------------------
                                   Sole Voting and      Shared Voting and     Right to
                                Investment Power (3)   Investment Power (1) Acquire (2)  Percent
                                --------------------  --------------------- -----------  -------
 Daniel J. Hirschfeld                9,110,200                     0                 0    62.44%
 Dennis H. Nelson                       42,500                22,196         1,028,600     7.00%
 Karen B. Rhoads                         6,275                     0            85,410      *
 Bill L. Fairfield                           0                     0               300      *
 Robert E. Campbell                      1,400                     0             1,100      *
 William D. Orr                          1,000                     0             1,100      *
 Ralph M. Tysdal                         1,000                     0             1,100      *
 All executive officers and
   directors as a group (12)         9,217,549                31,937         1,346,136    66.49%

*  Less than 1%

(1) These amounts include shares owned within participants' 401(k) accounts for which the voting power is held by Grand Island Trust Co. Share amounts include Dennis H. Nelson with 996 and all executive officers as a group with 7,737.

(2) These amounts represent shares as to which the named individual has the right to acquire through exercise of options which are exercisable within the next 60 days.

(3) Includes shares of restricted stock granted on December 23, 1997, which shares are not transferable until vested on December 22, 2002, as follows: Dennis Nelson, 0 shares; Scott Porter, 10,000 shares; and Jim Shada, Gary Lalone, and Wayne Daugherty, 5,000 shares each. Also includes shares of restricted stock granted on December 26, 1997, which shares are not transferable until vested on December 25, 2002, as follows: Dennis Nelson, 12,500 shares; Scott Porter, 5,000 shares; and Jim Shada, Gary Lalone, and Wayne Daugherty, 2,500 shares each.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

       Directors will be elected at the May 28, 1998 Annual Meeting to serve until the next Annual Meeting and until their successors are elected and qualified. The By-laws of the Company provide that seven directors are to be elected.

       The Board of Directors recommends the election of the seven nominees listed below. In the absence of instructions to the contrary, shares represented by the Proxy will be voted for the election of all such nominees to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in place of such nominee. Set forth below is certain information concerning the nominees which is based on data furnished by them.

       DANIEL J. HIRSCHFELD, AGE 56. Mr. Hirschfeld is Chairman of the Board of the Company. He has served as Chairman of the Board since April 19, 1991. Prior to that time, Mr. Hirschfeld served as President and Chief Executive Officer. Mr. Hirschfeld has been involved in all aspects of the Company's business, including the development of the Company's management information systems.

       DENNIS H. NELSON, AGE 48.   Mr. Nelson is the President and Chief
Executive Officer and a Director of the Company. He has served as President and Director since April 19, 1991. Mr. Nelson was elected as Chief Executive Officer by the Board of Directors on March 17, 1997. Mr. Nelson began his career with the Company in 1970 as a part-time salesman while he was attending Kearney State College (now the University of Nebraska - Kearney). While attending college, he became involved in merchandising and sales supervision for the Company. Upon graduation from college in 1973 Mr. Nelson became a full-time employee of the Company and he has worked in all phases of the Company's operations since that date. Prior to his election as President and Chief Operating Officer on April 19, 1991, Mr. Nelson performed all of the functions normally associated with those positions.

       KAREN B. RHOADS, AGE 39. Ms. Rhoads is the Vice-President - Finance and a Director of the Company, and is the Chief Financial Officer. Ms. Rhoads was elected a Director on April 19, 1991. She worked in the corporate offices during college, and later worked part-time on the sales floor. Ms. Rhoads practiced as a CPA for 6 1/2 years, during which time she began working on tax and accounting matters for the Company as a client. She has been employed with the Company since November, 1987.

        ROBERT E. CAMPBELL, AGE 55.   Mr. Campbell has been a Director of the
Company since July 1, 1991. Since 1985, Mr. Campbell has served as Chairman and Chief Executive Officer, and currently also President, of Miller & Paine, a company which owns and manages office and retail properties in Lincoln, Nebraska. Before 1988, Miller & Paine owned and operated department stores in Lincoln and Grand Island, Nebraska, which were sold to Dillards Department Stores, Inc. Since September 1997 Mr. Campbell has also served as Development Officer for the Madonna Foundation, which supports the Madonna Rehabilitation Hospital in Lincoln, Nebraska.

       WILLIAM D. ORR, AGE 63.   Mr. Orr has been a Director of the Company
since July 1, 1991. He retired in 1997 from Woodmen Accident & Life Company, an insurance company in Lincoln, Nebraska where he had served as Senior Vice President, Agency and Marketing Operations since 1987. Mr. Orr also is a member of the Board of Directors of Woodmen, and had worked for Woodmen since 1960.

        RALPH M. TYSDAL, AGE 60.   Mr. Tysdal has served as a Director of the
Company since July 1, 1991. Mr. Tysdal owns and operates McDonald's restaurants in Broken Bow, North Platte and Ogallala, Nebraska. He began his McDonald's ownership in 1978.

       BILL L. FAIRFIELD, AGE 51. Mr. Fairfield has served as a Director of The Buckle, Inc. since May 30, 1996. Since 1991, Mr. Fairfield has held the position of President and Chief Executive Officer of Inacom Corp., a technology management services company. Prior to 1991 Mr. Fairfield was CEO of Valcom, the predecessor company to Inacom Corp.

Meetings and Committees of the Board

          During fiscal 1997, four meetings of the Board of Directors, nine meetings of the Executive Committee, eight meetings of the Compensation Committee and one meeting of the Audit Committee were held. No Director was absent from more than twenty-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served. The Company has no nominating committee, but it does have the following standing committees:

                 Executive Committee. The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee establishes compensation for all non-officer employees of The Company. The Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board. Members of the Executive Committee presently are Daniel J. Hirschfeld, Dennis H. Nelson, and Karen B. Rhoads.

                 Audit Committee. The Audit Committee meets with the Company's chief financial officer and independent accountants to review the scope of auditing procedures and the policies relating to internal auditing procedures and controls and to review the Company's public financial statements. The current members of such committee are William D. Orr, Robert E. Campbell, Bill L. Fairfield and Ralph M. Tysdal.

                 Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding officer compensation. The Compensation Committee also administers the Company's 1991 Stock Incentive Plan, the Company's Non-Qualified Stock Option Plan and Agreement with Dennis Nelson, the Company's 1991 Non-Qualified Stock Option Plan, the Company's 1993 Executive Stock Option Plan, the Company's 1995 Executive Stock Option Plan, the 1995 Management Incentive Plan, and the 1997 Management Incentive Plan. The current members of the Compensation Committee are Bill L. Fairfield, Robert E. Campbell, William D. Orr, and Ralph M. Tysdal.

Director Compensation

        For their services as Directors in fiscal 1997, the members of the Board of Directors who are not employees of the Company were paid $9,000 annually and $1,500 for each quarterly board meeting they attended. In addition, each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. Options to purchase 200 shares are granted to each non-employee Director on the first day of each fiscal year of the Company. In addition, each non-employee Director is granted an option to purchase 200 shares on the date such Director is first elected to the Board of Directors of the Company. The amounts for each option grant will be increased subject to the approval of Proposal 7 of this proxy statement. If approved, the grants for fiscal 1999 will be 1,500; grants for fiscal 2000 will be 2,250; and the grants for fiscal 2001 will be 3,000 per director. These amounts have been adjusted to reflect the Company's 3:2 stock split for stockholders of record on May 28, 1998 and payable on June 8, 1998. This stock split is subject to the approval of Proposal 3. All options have a term of ten years from the date of grant and are exercisable 25 percent immediately, with an additional 25 percent being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. Fair market value means the average of the highest and lowest quoted selling price of a share of Common stock as reported on New York Stock Exchange. There are no family relationships among any of the Directors or Officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

             Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 1996 have been complied with on a timely basis.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.


                                   PROPOSAL 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

       Subject to stockholder ratification, the Board of Directors has reappointed the firm of Deloitte & Touche LLP, Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year 1998. Deloitte & Touche LLP has served as the independent auditors of the Company since December, 1990.

       Management recommends that stockholders vote "FOR" such ratification. Unless contrary instructions are given, the proxies solicited by management will be voted "FOR" such ratification. Ratification will require affirmative vote of holders of a majority of the Common Stock present or in proxy, at the meeting.

       One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.


                                   PROPOSAL 3

          PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
            THE AUTHORIZED STOCK AND DECREASE THE PAR VALUE

Proposed Amendment.

       The Board of Directors of the Company has adopted a Resolution recommending that Article VI. Of the Articles of Incorporation of the Company be amended to increase the authorized number of shares of Common Stock from 20,000,000 shares, par value $.05 per share, to 100,000,000 shares, par value $.01 per share. Under the proposed Amendment, all presently issued shares of Common Stock having a par value of $.05 per share will be automatically converted into an equal number of shares of Common Stock having a par value of $.01 per share. The effect of the Amendment, if approved, will be to leave the authorized capital of the Company at $1,000,000.00, but to reduce the stated capital of the Company from $729,561 to $145,902.

Reasons for the Amendment.

       Pursuant to the Articles of Incorporation, the Board of Directors is authorized to issue Common Stock from time to time. As of April 3, 1998, approximately 17,451,899 shares of Common Stock had been issued or reserved or
designated for specific issuance.   On March 20, 1998, the Board of Directors
of the Company approved a 3-for-2 stock split. However, since the Company does not have a sufficient number of authorized but unissued shares with which to accomplish such a stock split, approval of the proposed Amendment to the Articles of Incorporation is required before the stock split may be effected.

       If the proposed Amendment is adopted by the shareholders, the Board of Directors intends to prepare and file Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nebraska immediately following adjournment of the annual shareholders meeting. The Amendment will be effective immediately upon acceptance of filing by the Secretary of State of the State of Nebraska, and the Company will then have a sufficient number of authorized but unissued shares with which to effect the 3-for-2 stock split. The record date for the stock split has been set for the close of business on May 28, 1998, the date of the annual meeting of shareholders. The 3-for-2 stock split is specifically conditioned on approval of the proposed Amendment to the Articles of Incorporation by the shareholders of the Company and the filing of the Amendment with the Secretary of State of the State of Nebraska.

       Approval of the proposed Amendment would give the Company 73,822,151 shares of Common Stock available for future issuance, after giving effect to the 3-for-2 stock split.

       The proposed additional shares of Common Stock could be issued for any proper corporate purpose, including the acquisition of other businesses, the raising of additional capital for use in the Company's business, stock splits, the payment of stock dividends, or distributions in shares of stock, or in connection with employee stock incentive programs. While the Company currently has no arrangements, understandings or commitments with respect to the issuance of any of the additional shares, other than the shares to be issued as a result of the 3-for-2 stock split, it is considered advisable to have the authorization to issue such additional shares in order to enable the Company, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities without the delay and expense involved in calling a special shareholders meeting for such purpose.

       If the proposed Amendment is approved, the Board of Directors of the Company will have the authority to issue the additional authorized shares or any part thereof to such persons and for such consideration as it may determine without further action by the shareholders, except as required by law, the amended Articles of Incorporation or the rules of any stock exchange on which the Company's securities may then be listed. The New York Stock Exchange, on which the issued shares of Common Stock are listed, currently requires specific shareholder approval as a prerequisite to listing shares in certain limited circumstances. Although the proposed Amendment is not intended to be an anti-takeover measure, unissued shares of Common Stock could be issued in circumstances that would serve to preserve control of the Company's then existing management, since the issuance of the additional shares of Common Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of the Company. If so used, the effect of the additional authorized shares of Common Stock might be (i) to deprive shareholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or other purchase of shares by a person seeking to obtain control of the Company, or (ii) to assist incumbent management in retaining its present position.

       The proposed Amendment, if approved, will decrease the par value of the Common Stock from $.05 per share to $.01 per share. The decrease in par value, in connection with the increase in the authorized number of shares, will maintain the Company's authorized capital at $1,000,000.00, thereby eliminating the filing fee that would have been required had the Company simply increased the authorized number of shares, without decreasing the par value. In addition, the decrease in par value will permit the Company to retain less money in its stated capital account, resulting in reduced occupation taxes due to the State of Nebraska in future years. The reduction in stated capital will also reduce the payment of taxes to other jurisdictions in which the Company is qualified to do business which base such taxes upon the stated capital of the Company.

Action by Shareholders.

       The Board of Directors believes that adoption of the proposed Amendment to Article VI. of the Company's Articles of Incorporation is in the best interests of the Company and its shareholders.

       Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO (I) INCREASE THE TOTAL AUTHORIZED NUMBER OF SHARES FROM 20,000,000 TO 100,000,000, AND (II) TO DECREASE THE PAR VALUE FROM $.05 PER SHARE TO $.01 PER SHARE.

                                   PROPOSAL 4

                 APPROVAL OF THE 1998 MANAGEMENT INCENTIVE PLAN

       The Board of Directors believes that the continued success of the Company depends on its ability to attract, retain and motivate key employees. Accordingly, the Compensation Committee of the Board of Directors has reviewed the Company's executive incentive compensation program and recommends that the Company's shareholders approve the 1998 Management Incentive Plan (the "Incentive Plan"). In order for payment of certain incentive awards to be deductible to the Company under the current Internal Revenue Code (the "Code"), such awards must be paid under a plan like the Incentive Plan. Shareholder approval of the Incentive Plan is necessary to pay the incentive awards contemplated by the Incentive Plan. The Incentive Plan is set forth in Exhibit "A" to this Proxy Statement, and the following discussion is qualified in its entirety by reference to the text of the Incentive Plan.

Background.

       The Incentive Plan is designed to motivate the Company's key employees to improve stockholder value by linking a large portion of their compensation to the Company's financial performance. The Incentive Plan is a three-year plan.

Description of the Incentive Plan.

       The Plan is administered by the Compensation Committee of the Board of Directors, which Committee is to be comprised solely of Directors who are "outside Directors" as defined in Section 162(m) of the Code. The Incentive Plan encompasses three types of incentives: (i) an annual Cash Award; (ii) an annual grant of shares of Restricted Stock; and (iii) an annual grant of Stock Options. Cash Awards will be payable as set forth in the Incentive Plan; Restricted Stock will be issued in accordance with the Incentive Plan and pursuant to the 1998 Restricted Stock Plan; and Options will be granted in accordance with the Incentive Plan and pursuant to the 1997 Executive Stock Option Plan. The Committee's powers include authority, within the limitations set forth in the Incentive Plan, to select the persons to be granted Cash Awards, Restricted Stock and Options, to determine the time when Cash Awards, Restricted Stock and Options will be granted, to determine whether objectives and conditions for earning Cash Awards, Restricted Stock and Options have been met, and to determine whether payment of a Cash Award, Restricted Stock and Options will be made at the end of an award period or deferred.

       Key Employees (defined to include any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company) will be granted annual incentive Cash Awards under the Incentive Plan. Because the number of Key Employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the Incentive Plan during its term. However, it is anticipated that 33 persons will receive Cash Awards for fiscal 1998 under the Incentive Plan.

Cash Awards.

       Each Participant in the Incentive Plan (a key Employee to whom a Cash Award has been granted under the Incentive Plan) will receive a cash bonus based upon the Company's Pre-Bonus Net Income, defined by the Incentive Plan to be the Company's net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes, but including draws against such bonuses and including the effect of the grant of Restricted Stock pursuant to Incentive Plan and excluding earnings on cash investments.

       The President of the Company will receive a Cash Award calculated as a fixed percentage of the Pre-Bonus Net Income as follows:

            Change in          Fiscal        Fiscal          Fiscal
             Earnings           1998          1999*           2000*
             ---------          ----          -----           -----
           20% decrease        0.00%          0.00%           0.00%
           10% decrease        0.80%          0.65%           0.00%
            0% increase        1.55%          1.40%           0.00%
           10% increase        1.80%          1.80%           1.80%
           20% increase        2.10%          2.10%           2.00%
           30% increase        2.20%          2.20%           2.10%
           50% increase        2.35%          2.30%           2.20%

       * The floor for year 1998 will be the Pre-Bonus Net Income for 1997. The floor for years 1999 and 2000 will be the Pre-Bonus Net Income for 1997 or the immediately preceding fiscal year, whichever is higher.

       In each year if Pre-Bonus Net Income for the Cash Award calculation falls between the zero percentage level and the first percentage level, the percentage used for the calculation will be a pro-rata amount. For example, in year 2000, if there were a 5% increase in Pre-Bonus Net Income the Cash Award would be calculated at .90% or if there were an 8% increase in Pre-Bonus Net Income the Cash Award would be calculated at 1.44%. All other percentage increases are cliff increases and will not be pro-rated. In the event that the formula Cash Award set forth in the matrix is 0%, then a Cash Award, if any, will be discretionary with the Compensation Committee. Although there will be no hard and fast rules, factors which the Compensation Committee may consider may include same store sales and the performance of the Company as compared to the industry.

       All other Participants in the Plan will receive a Cash Award which will be a fixed percentage of the Cash Incentive Bonus Pool. The Cash Incentive Bonus Pool will be calculated based upon fixed percentages of the Pre-Bonus Net Income as follows:

              Change in          Fiscal           Fiscal           Fiscal
               Earnings           1998            1999*            2000*
               --------           ----            -----            -----
             20% decrease         0.00%           0.00%            0.00%
             10% decrease         1.75%           1.25%            0.00%
              0% increase         3.50%           2.65%            0.00%
             10% increase         4.75%           4.00%            3.95%
             20% increase         6.25%           5.50%            5.25%
             30% increase         7.00%           6.50%            6.00%
             50% increase         7.50%           7.00%            6.50%

       * The floor for year 1998 will be the Pre-Bonus Net Income for 1997. The floor for years 1999 and 2000 will be the Pre-Bonus Net Income for 1997 or the immediately preceding fiscal year, whichever is higher.

       In each year if Pre-Bonus Net Income for the Cash Incentive Bonus Pool calculation falls between the zero percentage level and the first percentage level, the percentage used for the calculation will be a pro-rata amount. For example, in year 2000, if there were a 5% increase in Pre-Bonus Net Income the Cash Incentive Bonus Pool would be calculated at 1.975% or if there were an 8% increase in Pre-Bonus Net Income the Cash Incentive Bonus Pool would be calculated at 3.16%. All other percentage increases are cliff increases and will not be pro-rated. In the event that the formula Cash Incentive Bonus Pool set forth in the matrix is 0%, then the Incentive Bonus Pool, if any, will be discretionary with the Compensation Committee. Although there will be no hard and fast rules, factors which the Compensation Committee may consider may include same store sales and the performance of the Company as compared to the industry.

       All Cash Awards will be capped at 2 1/2 times each Participant's base salary for each year. No payment of a Cash Award for the year may be made to an Executive Officer until the Company's Pre-Bonus Net Income for the year is certified by the Committee. A Participant will not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company as of the last day of the fiscal year for which the cash award is earned. The Company will withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

Restricted Stock.

       Restricted Stock will be granted based upon a percentage of the Cash Award and the fair market value of the Company's stock on the date of certification by the Compensation Committee of the amount of the Cash Award. Restricted Stock grants will equal 10% of the Participant's Cash Award if there is either no increase or a decrease in Pre-Bonus Net Income; 20% of the Participant's Cash Award if there is up to a 30% (but not including 30%) increase in Pre-Bonus Net Income; and 30% of the Participant's Cash Award if there is a 30% or greater increase in Pre-Bonus Net Income. Restricted Stock granted pursuant to this Plan will vest 20% per year over five years. Disposal of any vested shares of Restricted Stock will be prohibited for five years, subject to waiver in the event of death or disability. The effect on income of all Restricted Stock grants will be included in the calculation of Pre-Bonus Net Income.

Options.

       Options will be granted to Participants pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted. Options granted under the Plan will vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest after ten years. The Incentive Plan will add an "accelerator" feature for the Options so that vesting may occur sooner than the three or ten years when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of the grant. All Options will also include a "reload" feature under the Incentive Plan.

Amendments.

       The Committee may amend the Incentive Plan from time to time, provided that no amendment to the Incentive Plan shall be effective unless approved by the Company's shareholders, to the extent that such shareholder approval is required under Section 162(m) of the Code with respect to awards which are intended to qualify under that Section.

New Plan Benefits.

       No Cash Awards or shares of Restricted Stock have been granted under the Incentive Plan, and it is not determinable what Cash Awards and Restricted Stock will be received by any employee under the Incentive Plan. However, the following table provides information concerning the Cash Award and shares of Restricted Stock that would have been received by each of the following persons and groups for the last completed fiscal year had the Incentive Plan been in effect--the number of Options shown in the table reflect the actual number of Options granted under the Incentive Plan, the grant of which Options is contingent upon approval of the Incentive Plan and the 1997 Executive Stock Option Plan, Proposal No. 5 by the shareholders at the meeting.

NEW PLAN BENEFITS
1998 Management Incentive Plan

----------------------------------------------------------------------------------------------------------
                                                                          Shares of
                                                         Cash            Restricted
 Name and Position                                      Award              Stock (1)          Options (2)
 -----------------                                     -------          ------------          -------
----------------------------------------------------------------------------------------------------------
 Dennis H. Nelson,                                    1,081,705               6,347            70,000
 President & CEO
----------------------------------------------------------------------------------------------------------
 Scott M. Porter,                                       483,315               2,836            39,000
 Vice-President Men's Merchandising
----------------------------------------------------------------------------------------------------------
 James E. Shada,                                        426,928               2,505            23,100
 Vice-President Sales
----------------------------------------------------------------------------------------------------------
 Gary L. Lalone,                                        394,707               2,316            23,100
 Vice-President Sales
----------------------------------------------------------------------------------------------------------
 Wayne Daugherty,                                       306,100               1,796            17,100
 Vice-President Operations
----------------------------------------------------------------------------------------------------------
 All Executive Officers                               3,050,408              17,900           205,900
----------------------------------------------------------------------------------------------------------
 Non-Executive Officer                                   -0-                   -0-              -0-
 Directors (0 persons)
----------------------------------------------------------------------------------------------------------
 Non-Executive Officer                                1,253,397               7,355            71,500
 Employees (26 persons)
----------------------------------------------------------------------------------------------------------

(1) The number of shares of Restricted Stock is computed as a percentage of the Cash Award, divided by the market value of the Company's stock as of the date of certification by the Compensation Committee. For the presentation in the foregoing table, market value of the Company's stock was determined as of March 20, 1998, the date the Compensation Committee certified achievement of the performance goals established in the 1997 Management Incentive Plan. The market value of the Company's common stock was $51.125, determined as of March 20, 1998.

(2) The number of options has not been adjusted for the 3:2 stock split payable to stockholders of record on May 28, 1998, which stock split is conditioned on the approval of Proposal 3.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MANAGEMENT INCENTIVE PLAN.

                                   PROPOSAL 5

                  APPROVAL OF 1997 EXECUTIVE STOCK OPTION PLAN

       The Compensation Committee of the Board of Directors on December 26, 1997, approved The Buckle, Inc., 1997 Executive Stock Option Plan (the "1997 Executive Plan") and directed that the 1997 Executive Plan be submitted to Stockholders for their approval at the Meeting. The Board of Directors ratified actions of the Compensation Committee on March 20, 1998. The full text of the 1997 Executive Plan is set forth in Exhibit "B" to this Proxy Statement, and the following discussion is qualified in its entirety by reference to the text of the 1997 Executive Plan.

Background

       The 1997 Executive Plan is designed to provide incentive to, and encourage stock ownership by, certain executive officers and other key employees of the Company, and to encourage such employees to remain in the employ of the Company.

Description of the 1997 Executive Plan

       The 1997 Executive Plan is administered by the Compensation Committee of the Board of Directors, which Committee is composed of Directors who are not eligible to participate in the 1997 Executive Plan and who qualify as "non-employee directors" as contemplated by Rule 16(b)(3) adopted by the Securities and Exchange Commission and as "outside directors" under Section 162(m) of the Internal Revenue Code. The Compensation Committee has authority under the 1997 Executive Plan to grant awards of stock options or stock appreciation rights. Awards may be granted singly, in tandem or in combination, as the Compensation Committee determines. Awards of stock options granted under the 1997 Executive Plan will constitute non-qualified stock options under the Code. Non-employee Directors are not eligible to receive awards under the Executive Plan.

       A total of 1,250,000 shares of Common Stock are reserved for issuance under the 1997 Executive Plan. During the term of the 1997 Executive Plan no Participant may be granted options or stock appreciation rights for more than 500,000 shares, and, during any fiscal year, no Participant may be granted options or stock appreciation rights to more than 200,000 shares. These amounts will be appropriately adjusted in the event of certain changes in the Company's capitalization or in a merger or similar corporate transaction, which includes the 3-for-2 stock split approved by the Board on March 20, 1998, which stock split is contingent upon approval by the stockholders of Proposal 3 set forth above, to increase the authorized number of shares of Common Stock which the Company may issue. Shares subject to the 1997 Executive Plan may be either authorized but unissued shares or treasury shares.

       The provisions governing the disposition of specific awards granted under the 1997 Executive Plan in the event of the retirement, disability, death or other termination of employment of the Participant, as well as the exercise period and exercise price of options, the restrictions and vesting requirements with respect to options and appreciation rights will be determined by the Compensation Committee at the time such awards are granted. The 1997 Executive Plan provides that the Compensation Committee can take certain actions to protect Participants' rights in the event of a change in control of the Company. The 1997 Executive Plan provides that the Committee may grant reload options in connection with an option grant under the Plan. If awarded in connection with a stock option, reload option rights would entitle the grantee of a stock option, upon exercise of that option through delivery or withholding of shares of Common Stock, to automatically be granted on the date of such exercise a new stock option (a "reload option") for that number of shares not greater than the number of shares delivered or withheld in payment of the option price of the original stock option, including shares delivered or withheld in payment of withholding taxes. The reload option would have an option price of not less than the fair market value of the Common Stock on its date of grant, an expiration date not later than the expiration date of the original stock option and other terms which are permissible for the grant of any other stock option under the 1997 Executive Plan.

       Options are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code.

       The Compensation Committee may amend or terminate the 1997 Executive Plan. However, no such amendment or termination may impair any option or stock appreciation rights previously granted under the Plan. Shareholder approval is required for any amendment (i) which must be approved by shareholders under applicable law or the rules of any stock exchange on which shares of the Common Stock are traded, or (ii) which must be approved by shareholders in order to maintain the qualifications of the 1997 Executive Plan under Section 162(m) of the Internal Revenue Code. The 1997 Executive Plan was effective December 26, 1997, subject to approval by Stockholders at the Meeting. The Plan will terminate on the fifth anniversary of the date the Plan was approved by the Compensation Committee.

       Stock options granted pursuant to the 1997 Executive Plan will be taxed as non-qualified stock options. Generally, no income will be realized by the employee at the time the options or stock appreciation rights are granted.
When the options are exercised, ordinary income in an amount equal to the excess of the fair market value of the shares over the option price will be realized. The holding period to determine whether at disposition any appreciation (or depreciation) after the options are exercised is treated as short-term or long-term capital gain or loss will begin on the date of exercise. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the employee in the year that such income becomes taxable. When stock appreciation rights are exercised, ordinary income in an amount equal to the amount paid to the employee pursuant to exercise of the stock appreciation right will be realized. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the employee in the year that such income becomes taxable.

       On December 26, 1997, and subject to approval of the 1997 Executive Plan by the Shareholders at the Meeting, the Compensation Committee granted options to eleven employees of the Company to purchase an aggregate of 237,500 shares of Common Stock under the 1997 Executive Plan, at an exercise price of $31.25 per share, representing the fair market value of the shares subject to the options at the date of grant. The following information is submitted with regard to the number of options granted to the five executive officers of the Company named in the Summary Compensation Table:

              Name                         Number of Shares
              ----                         ----------------
              Dennis H. Nelson                  100,000
              Scott M. Porter                    50,000
              James E. Shada                     27,500
              Gary L. Lalone                     25,000
              Wayne Daugherty                    15,000

The options will vest and become exercisable (unless forfeited in accordance with the terms of the Plan) on December 25, 2002. However, no option is exercisable unless the Common Stock to be issued upon exercise of such option is registered under the Securities Act of 1933. The Company intends to register all of the shares reserved for issuance pursuant to the 1997 Executive Plan with the Securities and Exchange Commission pursuant to the 1933 Act as soon as possible. All options granted on December 26, 1997, will cease to be exercisable ten years after the date of grant unless earlier exercised or terminated. If a Participant's employment with the Company terminates for any reason other than death or permanent disability (as defined in the 1997 Executive Plan) prior to the satisfaction of any vesting period required under the terms of the grant, the unvested portion of the option is forfeited to the Company, and the Participant has no further right or interest to exercise the option. As to options which have vested, if the Participant's employment with the

Company terminates for any reason other than death or permanent disability the Participant has the right to exercise the option within 30 days after the date of such termination. In the event that a Participant's employment with the Company terminates by reason of death or permanent disability, all vested options may be exercised within one year after the date of death or termination of employment by reason of permanent disability.

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE BUCKLE, INC. 1997 EXECUTIVE STOCK OPTION PLAN.

                                   PROPOSAL 6

                   APPROVAL OF THE 1998 RESTRICTED STOCK PLAN

       The Company's Compensation Committee and Board of Directors has adopted the 1998 Restricted Stock Plan for the Company's executives and other key employees of the Company. The 1998 Restricted Stock Plan is intended to advance the Company's interests by providing such persons with additional incentives to promote the success of the Company's business, to increase their proprietary interest in the success of the Company and to encourage them to remain in the Company's employ. The Compensation Committee believes that the 1998 Restricted Stock Plan is a necessary tool to help the Company compete effectively with other enterprises for the services of new employees and to retain key employees, all as may be required for the future development of the Company's business.

       It should be noted that each officer and employee of the Company has, by reason of being eligible to receive awards under the 1998 Restricted Stock Plan, an interest in seeing that the 1998 Restricted Stock Plan is adopted by the stockholders.

       Set forth below is a summary of the major features of the 1998 Restricted Stock Plan. This summary does not purport to be a complete statement of all the provisions of the 1998 Restricted Stock Plan, and is qualified in its entirety by the text of the 1998 Restricted Stock Plan attached to this Proxy Statement as Exhibit C.

Common Stock Subject to the 1998 Restricted Stock Plan

     The aggregate number of shares of Common Stock covered by the 1998 Restricted Stock Plan is 150,000 shares. (Note that this number will increase to 225,000 shares upon the effective date of the 3-for-2 stock split, which stock split is, in turn, subject to the approval by the shareholders of the amendment to the Company's Articles of Incorporation, Proposal No. 3 above.) Shares issued pursuant to awards under the 1998 Restricted Stock Plan may be either authorized but unissued shares or shares re-acquired by the Company.
If, on or prior to the termination of the 1998 Restricted Stock Plan, an award granted thereunder expires or is terminated for any reason without having vested in full, the unvested shares covered thereby will again become available for the grant of awards under the 1998 Restricted Stock Plan.

Administration of the 1998 Restricted Stock Plan

     The 1998 Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), each member of which is an outside director. The Committee has full and exclusive authority to determine the grant of awards under the 1998 Restricted Stock Plan.

Awards of Restricted Stock Under the 1998 Restricted Stock Plan

     Each award granted under the 1998 Plan shall be granted pursuant to and subject to the terms and conditions of a restricted stock agreement (a "Restricted Stock Agreement") to be entered into between the Company and the holder at the time of such award. Any such Restricted Stock Agreement shall incorporate by reference all of the terms and provisions of the 1998 Restricted Stock Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

     During a period set by the Committee commencing with the date of an award under the Restricted Stock Plan, a participant will not be permitted to sell, transfer, pledge, assign or otherwise dispose of the shares of Common Stock subject to such award. The Committee may provide for the vesting of awards and the lapse of such restrictions in installments all as the Committee deems appropriate. Except as otherwise provided in the 1998 Restricted Stock Plan or a particular Restricted Stock Agreement, upon termination of a participant's employment for any reason prior to the vesting of such shares, all shares awarded to such participant and still not vested shall be forfeited by the participant and be reacquired by the Company, at a price equal to the participant's purchase price for the shares, which purchase price is expected in most instances to be zero.

     Awards granted under the 1998 Restricted Stock Plan shall not be assignable or transferable prior to vesting and as provided in the Restricted Stock Agreement. Except as otherwise provided in the 1998 Restricted Stock Plan or a particular Restricted Stock Agreement, a participant shall have with respect to the shares of Common Stock covered by an award all of the rights of a stockholder of the Company, including the right to vote such shares and receive dividends and other distributions thereon.

Expiration, Termination and Amendment of the 1998 Restricted Stock Plan

     The 1998 Restricted Stock Plan will terminate on the earliest of (a) the date on which all shares of Common Stock reserved for issuance under the 1998 Restricted Stock Plan shall have been issued and are fully vested thereunder, or (b) such earlier time as the Compensation Committee or Board of Directors may determine. Any award outstanding under the 1998 Restricted Stock Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the 1998 Restricted Stock Plan.

     The 1998 Restricted Stock Plan may, at any time or from time to time, be terminated, modified or amended by the Compensation Committee or the Board of Directors.

Federal Tax Consequences

     Pursuant to the Code, a participant under the 1998 Restricted Stock Plan must pay personal income taxes on an amount equal to the difference between the amount paid by the participant for the shares and the fair market value of the shares subject to an award determined at the first time that such shares are not subject to a substantial risk of forfeiture. Thus, with respect to an award which vests in installments, a participant will normally incur taxable income with respect to the vested portion of an award at the time when such portion becomes vested, based upon the fair market value of such vested portion at such time. Alternatively, such participant may, within 30 days of the date of such award, make an election to include in his or her taxable income the difference between the purchase price for the shares, if any, and the fair market value of the shares underlying such award at the date of grant, without taking into account the restrictions on the award. The Company will generally be entitled to a tax deduction in a like amount during the Company's tax year in which the participant recognizes taxable income as a result of the award. The basis of the participant in the shares underlying the award will be equal to the fair market value of such shares on the date on which such participant recognizes taxable income, plus the amount, if any, paid by the participant for the shares. A subsequent sale of such shares by the participant will result in a long- or short-term capital gain or loss depending upon the total period of time that such shares are held by such participant.

New Plan Benefits

     No awards have yet been made under the 1998 Restricted Stock Plan although the 1998 Management Incentive Plan contains a formula for determining the number of shares of Restricted Stock to be granted to certain key employees. See the description of the 1998 Management Incentive Plan for a description of the criteria to be applied by the Committee in awarding Restricted Stock under the Plan.

Vote Required; Recommendation of the Board of Directors

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1998 RESTRICTED STOCK PLAN.


                                   PROPOSAL 7

                       PROPOSAL TO APPROVE AMENDMENTS TO
                      THE 1993 DIRECTOR STOCK OPTION PLAN

       The Board of Directors of the Company has adopted, subject to shareholder approval, the following Amendments to the 1993 Director Stock Option Plan (the "Director Plan"):

       1. An increase in the number of shares of Common Stock authorized for issuance under the plan from 20,000 shares of Common Stock to 50,000 shares of Common Stock; and

       2. A change in the number of shares covered by the automatic option grants under the Director Plan to 1,000 shares of Common Stock for automatic option grants during the fiscal year beginning January 31, 1999; 1,500 shares for automatic option grants during the fiscal year beginning January 30, 2000; and 2,000 shares for automatic option grants during the fiscal year beginning January 29, 2001, and for all subsequent years under the Director Plan.

DESCRIPTION OF THE DIRECTOR PLAN

       Under the Director Plan each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. The Plan is essentially self-operative, that is, the timing, amounts, recipients and other terms of individual option grants are determined by the provisions of the Plan itself and are not subject to the discretion of any individual or group of individuals. Options to purchase 200 shares are granted to each non-employee Director on the first day of each fiscal year of the Company. In addition, each non-employee Director is granted an option to purchase 200 shares on the date such Director is first elected to the Board of Directors of the Company. All options have a term of ten years from the date of grant and are exercisable 25% immediately, with an additional 25% being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. The fair market value means the average of the highest and lowest quoted selling price of a share of Common Stock as reported on the New York Stock Exchange, when and if such shares are listed on such Exchange, or when not so listed but quoted on an automated quotation system, on such automated quotation system.

       A total of 20,000 shares of Common Stock are presently reserved for issuance under the Director Plan (adjusted for the 2-for-1 stock split effected April 24, 1997). This amount will be appropriately adjusted in the event of certain changes in the Company's capitalization or in a merger or similar corporate transaction. Shares subject to the Director Plan may be either authorized but unissued shares or treasury shares.

       Options that have not become exercisable are forfeited as of the date an optionee ceases to serve as a Director for any reason other than the Director's death, disability or retirement (as defined). Upon the death, retirement or disability of the Director, each option is deemed to have vested in full as of the date of death, retirement or disability, and any unexercised portion of the option is exercisable at any time within thirty (30) days of the date of termination by reason of disability or retirement, or within one year of the date of death. In no event is any option exercisable following the tenth anniversary of the date of grant.

       Options are not transferable other than by Will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code (the "Code") or Title I of the Employees Retirement Income Security Act of 1974, as amended ("ERISA").

       The Board of Directors may amend or terminate the Director Plan. However, currently no such amendment or termination may (i) impair any option previously granted under the Plan without the agreement of the option holder,
(ii) effect a change in the formula for the amount of shares subject to an option more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder, or (iii) without shareholder approval, amend the provisions of the Plan setting the terms of options or option grants.

REASONS FOR AMENDMENTS

       The Company's Chairman of the Board recently conducted a survey regarding the compensation paid to directors of comparable companies. He reported to the Board at its regular quarterly meeting held on March 20, 1998, that his survey revealed that the cash compensation paid by the Company to its directors was comparable - indeed at the higher range - of cash compensation paid by those companies that he studied. However, he also reported that the number of options granted annually by the Company to its directors was considerably lower than the peer group that he studied. Thus, he recommended to the Board that the annual formula grants be increased to 2,000 shares. The Board of Directors agreed to such an increase, phased-in over a three-year period, commencing with the automatic grants which will be made on the first day of the fiscal year commencing in 1999.

       The Director Plan currently provides that 20,000 shares are reserved for issuance upon the exercise of options. As of March 20, 1998, options covering 4,800 shares were outstanding and only 14,200 shares remained available for option grants. Therefore, in order to increase the formula grants it will also be necessary to increase the number of shares available for issuance. The Board of Directors recommends that an additional 30,000 shares of Common Stock be added to the Plan's reserve.

       The number of shares reserved for issuance under the Director Plan and the number of shares subject to the automatic grants will be appropriately adjusted to reflect the 3:2 stock split which is subject to the approval of Proposal 3.

SHAREHOLDER ACTION

       The Board of Directors believes that the above-described Amendments to the Director Plan are appropriate and consistent with the Company's objectives of attracting and retaining directors of outstanding competence and aligning their interests with those of the shareholders of the Company. Accordingly, the Board believes that approval of the Amendments is in the best interest of the Company and its shareholders.

       Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 7, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1993 DIRECTOR STOCK OPTION PLAN.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

          The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's chief executive officer and each of the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended February 3, 1996, February 1, 1997, and January 31, 1998:

                           SUMMARY COMPENSATION TABLE

              -------------------------------------------------------------------------------------------------
                                                                                  Long Term
                                                                                 Compensation
                                                                           ------------------------------------
                                             Annual Compensation                    Awards
              -------------------------------------------------------------------------------------------------
              Name                                                         Restricted                All Other
              and                                                            Stock                   Compen-
              Principal                                                      Awards       Options/   sation
              Position          Year      Salary ($)     Bonus ($)          ($) (6)       SARs (#)   ($) (1)
              -------------------------------------------------------------------------------------------------
              Dennis H.         1997      $400,000     $ 1,531,973   (2)  $390,625        199,600    $  9,500
              Nelson            1996      $400,000     $   853,738   (2)  $    -0-         41,200    $  7,654
              President         1995      $400,000     $   564,793   (2)  $    -0-         41,200    $ 11,136
              and CEO

              Scott M.          1997      $200,000     $   781,619   (3)  $463,750        198,500    $  9,500
              Porter            1996      $200,000     $   376,869   (3)  $    -0-         30,750    $  8,577
              Vice President    1995      $200,000     $   232,396   (3)  $    -0-         30,750    $  9,654
              Men's Mdsg

              James E.          1997      $175,000     $   703,457   (4)  $231,875        117,000    $  9,500
              Shada             1996      $175,000     $   376,869   (4)  $    -0-         20,750    $  9,096
              Vice President    1995      $175,000     $   232,396   (4)  $    -0-         20,750    $  9,274
              Sales

              Gary L.           1997      $175,000     $   703,457   (4)  $231,875        114,500    $  9,500
              Lalone            1996      $175,000     $   376,869   (4)  $    -0-         20,750    $  9,096
              Vice President    1995      $175,000     $   232,396   (4)  $    -0-         20,750    $  9,620
              Sales

              Wayne             1997      $150,000     $   625,295   (5)  $231,875         83,700    $  9,500
              Daugherty         1996      $150,000     $   361,869   (5)  $    -0-         15,750    $  8,808
              Vice President    1995      $150,000     $   217,396   (5)  $    -0-         15,750    $  8,963
              Operations
              -------------------------------------------------------------------------------------------------

       (1) These amounts include the Company's matching contribution into the 401(k) profit sharing plan for the plan years ended January 31, 1998, 1997 and 1996. The Company matched 100% of the employees' deferrals for each of these fiscal years, not exceeding 6% of gross earnings and subject to dollar limits per Internal Revenue Code regulations.

       (2) Mr. Nelson's bonus for fiscal 1997 was calculated based upon the Company's 1997 Management Incentive Plan, as approved at the 1997 Annual Meeting of Stockholders. Mr. Nelson's bonus for fiscal years 1996 and 1995 was calculated based upon the Company's 1995 Management Incentive Plan, as approved at the 1995 Annual Meeting of Stockholders. (See "Report of the Compensation Committee")

       (3) Mr. Porter's bonus for fiscal 1997 was calculated based the Company's 1997 Management Incentive Plan, as approved at the 1997 Annual Meeting of Stockholders. Mr. Porter's bonus for fiscal years 1996 and 1995 was calculated based the Company's 1995 Management Incentive Plan, as approved at the 1995 Annual Meeting of Stockholders. (See "Report of the Compensation Committee")

       (4) Mr. Shada and Mr. Lalone's bonuses for fiscal 1997 were calculated based upon the Company's 1997 Management Incentive Plan, as approved at the 1997 Annual Meeting of Stockholders.
              Mr. Shada and Mr. Lalone's bonuses for fiscal years 1996 and 1995 were calculated based upon the Company's 1995 Management Incentive Plan, as approved at the 1995 Annual Meeting of Stockholders. (See "Report of the Compensation Committee")

       (5) Mr. Daugherty's bonus for fiscal 1997 was calculated based the Company's 1997 Management Incentive Plan, as approved at the 1997 Annual Meeting of Stockholders. Mr. Daugherty's bonus for fiscal years 1996 and 1995 was calculated based the Company's 1995 Management Incentive Plan, as approved at the 1995 Annual Meeting of Stockholders. (See "Report of the Compensation Committee")

       (6) The restricted stock grants are valued at the current market value on the date of grant. Shares granted on December 23, 1997 were as follows: Scott Porter 10,000; Jim Shada 5,000; Gary Lalone 5,000; and Wayne Daugherty 5,000. Shares granted on December 26, 1997 included Dennis Nelson 12,500; Scott Porter 5,000; Jim Shada 2,500; Gary Lalone 2,500; and Wayne Daugherty 2,500.

Board Compensation Committee Report on Executive Compensation

          The following report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      REPORT OF THE COMPENSATION COMMITTEE

       The Company is engaged in a highly competitive industry, with fashion, selection, quality, price, location, store environment and service being the principal competitive factors. In order to succeed, the Company believes that it must be able to attract and retain highly qualified executives. The Company emphasizes the promotion of store managers and other management personnel from within. The Company's compensation philosophy is that each member in a position to make the Company grow should be rewarded more highly than other team members. Historically, this compensation philosophy has been reflected in the Company's policy of basing compensation of its key sales and merchandising employees primarily on performance bonuses.

       Compensation of the executive officers, including Mr. Nelson, who serves as President and Chief Executive Officer, is based in large part on the Company's profits (as defined) and therefore is closely tied to the performance of the Company. For fiscal 1997, the compensation program for executive officers consisted of salary, annual cash bonus, 401(k) plan and stock options. Salaries, cash bonuses and stock options were paid and granted in accordance with the 1997 Management Incentive Plan and the 1995 Executive Stock Option Plan, both of which were previously approved by the Shareholders.

       Salary. Salaries for fiscal 1997 for the executive officers, except for Karen Rhoads, were identical to the salaries paid for fiscal 1996.

       Cash bonus. Cash bonuses for the executive officers for fiscal 1997 were established pursuant to the 1997 Management Incentive Plan. Pursuant to the Plan each Participant in the Plan (a Key Employee to whom an Award was granted under the Plan) received an Award which was a fixed percentage of the Management Bonus Pool. The amount contributed to the Management Bonus Pool was based on the Company's Pre-Bonus Net Income for fiscal 1997. The Plan defines "Pre-Bonus Net Income" to be the Company's net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes, but including draws against such bonuses. Net income from operations does not include earnings on cash investments. The Management Bonus Pool was calculated as follows:

       (a) On the Company's first $10 million of Pre-Bonus Net Income there was nothing contributed to the Management Bonus Pool.

       (b) On Pre-Bonus Net Income in excess of $10 million ("Excess Pre-Bonus Net Income") the amount contributed to the Management Bonus Pool was based upon the increase in fiscal 1997 Pre-Bonus Net Income over fiscal 1996 Pre-Bonus Net Income, as follows:

                                                  Percentage of Excess Pre-
                     Increase in                  Bonus Net Income to be
                   Pre-Bonus Net Income           Contributed to Bonus Pool
                   --------------------           -----------------------------
                     No increase                         15.5%
                     > 0 - 10%                           17.0%
                     >10 - 20%                           18.0%
                     >20 - 30%                           19.0%
                     >30%                                20.0%

       Since the increase in Pre-Bonus Net Income was 67%, a total of 20% of Excess Pre-Bonus Net Income, or $6,252,951, was contributed to the Management Bonus Pool.

       The following table shows the percentage of the Management Bonus Pool paid to each of the executive officers who was listed in the compensation table and who is also a Participant in the Plan for fiscal 1997:

                                                       Percentage of
              Name of Participant                  Management Bonus Pool
              -------------------                  ---------------------

              Dennis H. Nelson                           24.50%
              Scott M. Porter                            12.50%
              James E. Shada                             11.25%
              Gary L. Lalone                             11.25%
              Wayne Daugherty                            10.00%

       Stock Options. Pursuant to the 1995 Executive Stock Option Plan, on January 30, 1997, the Compensation Committee granted options to twelve employees of the Company to purchase an aggregate of 220,200 shares of Common Stock at an exercise price of $13.9375 per share, representing the fair market value of the shares subject to the options at the date of grant. The following information is submitted with regard to the number of options granted to the executive officers listed in the Compensation Table of the Company:

                     Name                            Number of Shares
                     ----                            ----------------
              Dennis H. Nelson                           49,800
              Scott M. Porter                            36,000
              James E. Shada                             24,000
              Gary L. Lalone                             24,000
              Wayne Daugherty                            17,400

       The options vested and became exercisable (i) if the Company met certain performance goals; or (ii) upon the expiration of 9 years 11 months. One-half of the options granted to each individual vested in full if the increase in the Company's pre-tax and pre-bonus net income was four percent or better; if there was no increase in the Company's pre-tax and pre-bonus net income, then the options lapsed; if the increase was less than two percent, then the options vested 25 percent; and if the increase was more than two percent but less than four percent, then the options were to be 50 percent vested. The remaining one-half of the options granted to each individual vested only if the increase in the Company's pre-tax and pre-bonus net income was 30 percent or more.

The Company achieved both performance goals, and thus all options granted to executive officers and others on January 30, 1997, are fully vested and exercisable.

       For fiscal 1998, the Committee established a new incentive award system. (See Proposal No. 4 and Proposal No. 6.) The Committee also established stock ownership guidelines for executive officers. The President is expected to own stock of the Company equal to three times his base salary. The guideline for Vice Presidents is two times base salary and for Regional Managers is one times base salary. The guidelines are to be met within five years. As a means to encourage stock ownership and to "jump start" the stock ownership guidelines, and to resolve other issues, the Committee granted 25,000 shares of Restricted Stock to executive officers on December 23, 1997 and 25,000 shares of Restricted Stock on December 26, 1997 as follows:

                                       Number of Shares Granted
                                       ------------------------
         Name                       December 23        December 26
         ----                       -----------        -----------
         Dennis Nelson                    --              12,500
         Scott Porter                 10,000               5,000
         Jim Shada                     5,000               2,500
         Gary Lalone                   5,000               2,500
         Wayne Daugherty               5,000               2,500

These shares will vest in five years and are nontransferable until vested.

       The Compensation Committee has considered the application of the provision of the Internal Revenue Code which disallows a public company's deduction for top executive's compensation in the excess of $1,000,000. The Committee intends that all of the compensation payable to its executive officers be deductible for income tax purposes. The Committee believes that compensation payable pursuant to the 1997 Management Incentive Plan, the 1998 Management Incentive Plan, and the 1995 Executive Stock Option Plan achieves this objective under current tax law.

       This report was submitted by the Compensation Committee, which is comprised of:

                     Bill L. Fairfield
                     Robert E. Campbell
                     Ralph M. Tysdal
                     William D. Orr

Option Grants in Last Fiscal Year

The following table provides information on option grants in fiscal 1997 to the named executive officers.


       -------------------------------------------------------------------------------------------
                                                                                      Grant Date
                                        Individual Grants                               Value
       -------------------------------------------------------------------------------------------
                                         % of  Total
                           Options/      Options/SARS      Exercise                     Grant
                             SARS         Granted to        or Base                      Date
                            Granted     Employees in         Price      Expiration     Present
              Name          (#) (1)    Fiscal year (2)       ($Sh)         Date       Value (3)
       -------------------------------------------------------------------------------------------
       Dennis H.                2,400             0.24%       $13.0000       3/17/07  $   13,776
       Nelson                  97,200             9.71%       $13.9375       1/31/06  $  597,780
                              100,000             9.99%       $31.2500      12/26/07  $1,380,000

       Scott M.                 1,500             0.15%       $13.0000       3/17/07  $    8,610
       Porter                  72,000             7.19%       $13.9375       1/31/06  $  442,800
                               75,000             7.49%       $30.7500      12/23/07  $1,012,500
                               50,000             5.00%       $31.2500      12/26/07  $  690,000

       James E.                 1,500             0.15%       $13.0000       3/17/07  $    8,610
       Shada                   48,000             4.80%       $13.9375       1/31/06  $  295,200
                               40,000             4.00%       $30.7500      12/23/07  $  540,000
                               27,500             2.75%       $31.2500      12/26/07  $  379,500

       Gary L.                  1,500             0.15%       $13.0000       3/17/07  $    8,610
       Lalone                  48,000             4.80%       $13.9375       1/31/06  $  295,200
                               40,000             4.00%       $30.7500      12/23/07  $  540,000
                               25,000             2.50%       $31.2500      12/26/07  $  345,000


       Wayne                    1,500             0.15%       $13.0000       3/17/07  $    8,610
       Daugherty               37,200             3.72%       $13.9375       1/31/06  $  228,780
                               30,000             3.00%       $30.7500      12/23/07  $  405,000
                               15,000             1.50%       $31.2500      12/26/07  $  207,000

       (1) The shares granted on March 17, 1997 at $13.00 become fully vested March 17, 2000. The shares granted January 31, 1997 at $19.00 become fully vested as of March 20, 2000. The shares granted on December 23, 1997 at $30.75 become fully vested December 22, 2002. The shares granted on December 26, 1997 at $31.25 become fully vested December 25, 2002.

       (2)    The Company granted options totaling 1,001,100 during fiscal
              1997.

       (3) As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten-year option term with an expected life of six years. Assumptions include: interest rate of 6%; annual dividend yield of 0%; and volatility of 40%.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

       The following table provides information on option exercises in fiscal 1997 by the named executive officers and the value of such officers' unexercised options at January 31, 1998.

       ----------------------------------------------------------------------------------------------------------
                                                               Number of                      Value of
                                                              Unexercised                    Unexercised
                                                               Options                      In-the Money
                                                              at FY-end                   Options at FY-end
       ----------------------------------------------------------------------------------------------------------
                           Shares         Value
                         Acquired on     Realized                                                  Unexercisable
             Name       Exercise (#)       ($)        Exercisable   Unexercisable    Exercisable        (1)
       ----------------------------------------------------------------------------------------------------------
       Dennis H.
       Nelson              65,900        $1,579,168       1,028,100        166,600     $26,649,562    $1,531,650


       Scott M.
       Porter              73,874        $1,856,485         157,501        174,125     $ 3,468,363     $1,282,125

       James E.
       Shada               50,050          $973,612          31,425        100,625        $717,886       $822,250

       Gary L.
       Lalone              60,000          $981,607          16,375         98,125        $322,961       $816,625

       Wayne
       Daugherty           57,250          $898,579          13,525         70,925        $269,223       $625,775

Employment Agreements

          The Company has no employment agreements under which any employee, including the executive officers, is entitled to employment for any specific period of time. Each fiscal year each executive officer signs an acknowledgment which contains the anticipated compensation arrangement for the employee for the current fiscal year, and acknowledges that the employee is an employee at will, and that the terms of the employment arrangement can be changed by the Company or terminated by either the Company or the officer at any time. Each executive officer listed in the summary compensation table above receives a salary plus a bonus based on pre-tax and pre-bonus income as proposed in the 1998 Executive Compensation Plan. For fiscal 1997 and 1996, the acknowledgments provided base salary for each of these executive officers as follows: Dennis H. Nelson $400,000, Scott M. Porter $200,000, James E. Shada and Gary L. Lalone $175,000, and Wayne Daugherty $150,000. For fiscal 1998, the bonus amounts will be payable according to the proposed 1998 Management Incentive Plan, to be approved at the May 28, 1998 Annual Meeting of Stockholders. For fiscal 1996 and 1995, the bonus amounts were payable according to the Company's Management Incentive Plan, approved at the June 2, 1995 Annual Meeting of Stockholders. (See "Report of the Compensation Committee.")

The following table shows the bonus pool percentage established for each of the executive officers who is listed in the compensation table and who is also a participant in the Plan for fiscal 1997:

       Name                         Percentage of Bonus Pool
       ----                        ------------------------
Daniel J. Hirschfeld                       ------
Dennis H. Nelson                           24.50%
Scott M. Porter                            12.50%
James E. Shada                             11.25%
Gary L. Lalone                             11.25%
Wayne Daugherty                            10.00%

Bonuses are payable before April 15 of the year following the year to which they related and are contingent upon the employee being employed by the Company on the last day of the fiscal year. For purposes of computing bonuses for all executive officers identified in the summary compensation table "profits" mean pre-tax and pre-bonus income, excluding income on cash investments, and after deducting any bonus advances.

Compensation Committee Interlocks and Insider Participation

       The total amount owed to the Company by the Trust is $600,000. The loans are repayable with interest at the rate of 5 percent per annum and are represented by Promissory Notes dated July 27, 1994, July 14, 1995 and July 16, 1996, and are secured pursuant to and in accordance with the terms of a collateral assignment dated July 27, 1994, pursuant to which Jeffrey L. Orr, as Trustee, has assigned and conveyed to the Company, as security for the loan, all of the Trust's right, title and interest in a certain life insurance policy owned by the Trust and insuring the life of Daniel J. Hirschfeld. The 1996 loan completed the planned periodic premium payments due on that insurance policy, thus requiring no additional loans.

Stock Price Performance Graph

          The Stock Price Performance Graph on the following page shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

       The graph below compares the cumulative total return on common shares of the Company for the last five fiscal years with the cumulative total return on the S & P 500 Stock Index and the NYSE Retail Trade Stocks, using SIC codes 5200-5599, 5700-5799, and 5900-5999 (US and foreign).

                                    [GRAPH]

 THE BUCKLE, INC     S&P 500 COMPOSITE INDEX      NYSE RETAIL TRADE STOCKS
    Jan-93                 100.0                        100.0                            100.0
    Feb-93                  73.4                        101.4                             99.8
    Mar-93                  73.4                        103.5                            103.1
    Apr-93                  68.8                        101.0                             93.6
    May-93                  70.6                        103.6                             98.4
    Jun-93                  59.6                        104.0                             96.0
    Jul-93                  59.6                        103.5                             96.6
    Aug-93                  55.0                        107.3                             99.6
    Sep-93                  56.0                        106.5                             98.9
    Oct-93                  66.5                        108.6                            102.7
    Nov-93                  62.4                        107.6                            104.8
    Dec-93                  58.7                        109.0                             99.8
    Jan-94                  62.4                        112.6                            100.7
    Feb-94                  60.6                        109.6                            103.3
    Mar-94                  67.9                        104.8                             98.3
    Apr-94                  68.8                        106.1                             98.4
    May-94                  55.0                        107.9                             96.3
    Jun-94                  46.3                        105.2                             95.1
    Jul-94                  46.8                        108.7                             95.8
    Aug-94                  56.0                        113.2                             99.4
    Sep-94                  50.5                        110.5                             97.6
    Oct-94                  43.1                        112.9                             98.5
    Nov-94                  47.7                        108.8                             96.0
    Dec-94                  39.5                        110.4                             92.3
    Jan-95                  52.3                        113.3                             93.8
    Feb-95                  53.2                        117.8                             96.1
    Mar-95                  50.5                        121.2                            100.0
    Apr-95                  58.7                        124.8                             96.5
    May-95                  56.0                        129.7                             99.3
    Jun-95                  57.3                        132.9                            104.6
    Jul-95                  61.5                        137.3                            109.0
    Aug-95                  60.6                        137.8                            104.8
    Sep-95                  63.3                        143.5                            108.2
    Oct-95                  59.6                        143.0                             98.5
    Nov-95                  63.3                        149.3                            105.9
    Dec-95                  65.1                        152.0                            104.6
    Jan-96                  70.2                        157.4                            102.7
    Feb-96                  78.0                        158.9                            107.1
    Mar-96                  93.6                        160.4                            115.2
    Apr-96                 107.3                        162.8                            119.5
    May-96                 131.2                        166.9                            126.1
    Jun-96                 125.7                        167.7                            125.6
    Jul-96                  98.2                        160.2                            116.9
    Aug-96                 120.2                        163.7                            125.5
    Sep-96                 116.5                        172.9                            129.8
    Oct-96                  93.6                        177.6                            128.5
    Nov-96                 105.0                        191.2                            130.7
    Dec-96                  91.7                        187.4                            124.9
    Jan-97                 102.3                        199.2                            126.8
    Feb-97                  92.7                        200.8                            135.2
    Mar-97                  98.2                        192.4                            134.7
    Apr-97                 108.3                        204.1                            138.1
    May-97                 156.0                        216.6                            145.5
    Jun-97                 168.8                        226.1                            156.7
    Jul-97                 174.3                        244.2                            171.5
    Aug-97                 170.6                        230.8                            164.8
    Sep-97                 178.9                        243.2                            172.9
    Oct-97                 198.2                        235.3                            171.0
    Nov-97                 241.3                        246.1                            183.4
    Dec-97                 251.4                        250.2                            183.5
    Jan-98                 245.9                        253.2                            188.0

Percentage of close as of January 31, 1993, Dividends reinvested for companies where applicable

                                 OTHER MATTERS

          The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

                       PROPOSALS FOR 1999 ANNUAL MEETING

          Although the date for the Annual Stockholders' meeting to be held in 1999 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which shareholders proposals must be received by the Company in order to be included in next year's Proxy Statement. According to those rules, a shareholder's proposal should be received by the Company at its office in Kearney, Nebraska on or before December 28, 1998.

By Order of the Board of Directors



Wayne Daugherty
Vice President of Operations and Secretary

Kearney, Nebraska
April 28, 1998

                                   EXHIBIT A

                                THE BUCKLE, INC.

                         1998 MANAGEMENT INCENTIVE PLAN


1.     PURPOSES

       The purposes of The Buckle, Inc. 1998 Management Incentive Plan are to motivate the Company's key employees to improve stockholder value (i) by linking a portion of their cash compensation to the Company's financial performance; (ii) by linking the vesting of stock options to the Company's financial performance and/or improvement in the market value of the Company's common stock; and (iii) by granting shares of restricted stock tied to the amount of the cash incentive payment.

2.     DEFINITIONS

       A. "Cash Award" means any cash incentive payment made under the Plan.

       B.     "Code" means the Internal Revenue Code of 1986, as amended.

       C. "Committee" means the Compensation Committee of The Buckle, Inc.'s Board of Directors, or such other committee designated by that Board of Directors. The Committee shall be comprised solely of directors who are outside directors under Section 162(m) of the Code.

       D.     "Company" means The Buckle, Inc.

       E. "Key Employee" means any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company.

       F. "Options" means non-qualified stock options granted pursuant to the Company's 1997 Executive Stock Option Plan.

       G. "Participant" means any individual to whom an Award is granted under the Plan.

       H. "Plan" means this Plan, which shall be known as The Buckle, Inc. 1998 Management Incentive Plan.

       I. "Pre-Bonus Net Income" means the Company's net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes, but including draws against such bonuses and including the effect of the grant of Restricted Stock pursuant to the Plan. Net income from operations does not include earnings on cash investments.

       J. "Restricted Stock" means shares of the Company's common stock issued pursuant to the Company's 1998 Restricted Stock Plan.

3.     ADMINISTRATION

       The Plan shall be administered by the Committee. The Committee shall have the authority to:

       (i) interpret and determine all questions of policy and expediency pertaining to the Plan;

       (ii) adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;

       (iii) select Key Employees to receive Cash Awards, Restricted Stock and Options;

       (iv)   determine the terms of Cash Awards, Restricted Stock and Options;

       (v) determine amounts subject to Cash Awards, Restricted Stock and Options (within the limits prescribed in the Plan);

       (vi) grant waivers of Plan or Cash Award, Restricted Stock or Option conditions (other than Cash Awards, Restricted Stock or Options intended to qualify under Section 162(m) of the Code);

       (vii) accelerate the payment of Cash Awards, Restricted Stock or Options (but with respect to Cash Awards, Restricted Stock or Options intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

       (viii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Cash Award, Restricted Stock or Options or any Cash Award, Restricted Stock or Options notice;

       (ix) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

       (x) adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Key Employees to receive Cash Awards, Restricted Stock or Options; and

       (xi) amend the Plan at any time and from time to time, provided however that no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Cash Awards, Restricted Stock or Options which are intended to qualify under that Section.

4.     ELIGIBILITY

       Any Key Employee is eligible to become a Participant in the Plan.

5.     CASH AWARDS

       A. The President of the Company shall receive a Cash Award calculated as a fixed percentage of the Pre-Bonus Net Income as follows:

                    Change in         Fiscal     Fiscal     Fiscal
                     Earnings          1998       1999*      2000*
                    ---------         ------     ------     ------
                   20% decrease        0.00%      0.00%      0.00%
                   10% decrease        0.80%      0.65%      0.00%
                    0% increase        1.55%      1.40%      0.00%
                   10% increase        1.80%      1.80%      1.80%
                   20% increase        2.10%      2.10%      2.00%
                   30% increase        2.20%      2.20%      2.10%
                   50% increase        2.35%      2.30%      2.20%

              * The floor for year 1998 will be the Pre-Bonus Net Income for 1997. The floor for years 1999 and 2000 will be the Pre-Bonus Net Income for 1997 or the immediately preceding fiscal year, whichever is higher.

              In each year if Pre-Bonus Net Income for the Cash Award calculation falls between the zero percentage level and the first percentage level, the percentage used for the calculation will be a pro-rata amount. For example, in year 2000, if there were a 5% increase in Pre-Bonus Net Income the Cash Award would be calculated at .90% or if there were an 8% increase in Pre-Bonus Net Income the Cash Award would be calculated at 1.44%. All other percentage increases are cliff increases and will not be pro-rated. In the event that the formula Cash Award set forth in the matrix is 0%, then a Cash Award, if any, will be discretionary with the Compensation

              Committee. Although there will be no hard and fast rules, factors which the Compensation Committee may consider may include same store sales and the performance of The Buckle, Inc. as compared to the industry.

       B. All other Participants in the Plan shall receive a Cash Award which shall be a fixed percentage of the Cash Incentive Bonus Pool. The Cash Incentive Bonus Pool will be calculated based upon fixed percentages of the Pre-Bonus Net Income as follows:

                           Change in        Fiscal     Fiscal    Fiscal
                           earnings          1998       1999*    2000*
                          ----------         ----       -----    -----
                         20% decrease        0.00%      0.00%    0.00%
                         10% decrease        1.75%      1.25%    0.00%
                          0% increase        3.50%      2.65%    0.00%
                         10% increase        4.75%      4.00%    3.95%
                         20% increase        6.25%      5.50%    5.25%
                         30% increase        7.00%      6.50%    6.00%
                         50% increase        7.50%      7.00%    6.50%

              * The floor for year 1998 will be the Pre-Bonus Net Income for 1997. The floor for years 1999 and 2000 will be the Pre-Bonus Net Income for 1997 or the immediately preceding fiscal year, whichever is higher.

              In each year if Pre-Bonus Net Income for the Cash Incentive Bonus Pool calculation falls between the zero percentage level and the first percentage level, the percentage used for the calculation will be a pro- rata amount. For example, in year 2000, if there were a 5% increase in Pre-Bonus Net Income the Cash Incentive Bonus Pool would be calculated at 1.975% or if there were an 8% increase in Pre-Bonus Net Income the Cash Incentive Bonus Pool would be calculated at 3.16%. All other percentage increases are cliff increases and will not be pro-rated. In the event that the formula Cash Incentive Bonus Pool set forth in the matrix is 0%, then the Incentive Bonus Pool, if any, will be discretionary with the Compensation Committee. Although there will be no hard and fast rules, factors which the Compensation Committee may consider may include same store sales and the performance of The Buckle, Inc. as compared to the industry.

       C. All Cash Awards will be capped at 2 1/2 times each Participant's base salary for each year.

       D. No payment of a Cash Award for the year may be made to an Executive Officer until the Company's Pre-Bonus Net Income for the year is certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company as of the last day of the fiscal year for which the Cash Award is granted.

       E. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

6.     RESTRICTED STOCK

       Restricted Stock will be granted based upon a percentage of the Cash Award and the fair market value of the Company's stock on date of certification by the Compensation Committee of the amount of the Cash Award. Restricted Stock grants will equal 10% of the Participant's Cash Award if there is either no increase or a decrease in Pre-Bonus Net Income; 20% of the Participant's Cash Award if there is up to a 30% (but not including 30%) increase in Pre-Bonus Net Income; and 30% of the Participant's Cash Award if there is a 30% or greater increase in Pre-Bonus Net Income. Restricted Stock granted pursuant to this Plan will vest 20% per year over five years. Disposal of any vested shares of Restricted Stock will be prohibited for five years, subject to waiver in the event of death or disability. The effect on income of all Restricted Stock grants will be included in the calculation of Pre-Bonus Net Income.

7.     OPTIONS

       Options will be granted to Participants pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted. Options granted under the Plan will vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest after ten years. This Plan will add an "accelerator" feature for the Options so that vesting may occur sooner than the three or ten years when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of the grant. All Options will also include a "reload" feature under this Plan.

8.     GENERAL

       A. The Plan shall become effective as of January 31, 1998, subject to stockholder approval of the Plan at the 1998 annual meeting of the Company's stockholders. The Plan is a three-year plan.

       B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

       C. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of the Plan shall not be deemed to give any Key Employee or other individual the right to be selected as a Participant or to be granted an Award.

       D. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

       E. The Plan shall be governed by and construed in accordance with the laws of the State of Nebraska.

                                   EXHIBIT B

                                THE BUCKLE, INC.

                        1997 EXECUTIVE STOCK OPTION PLAN

1.     DEFINITIONS.

       (a) "Agreement" means an agreement between the Company and a Participant setting forth the terms and conditions of an Award.

       (b) "Award" means a stock option, stock appreciation right, or any combination of them, as described in and granted under the Plan.

       (c)    "Board" means the Board of Directors of the Company.

       (d)    "Change in Control" means

              (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than (A) an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (B) Dan Hirschfeld or any member of his family (including his spouse, or any lineal descendant) or any of his or their affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to 25% or more of the total value of all equity securities of the Company, if, at the time of such acquisition Dan Hirschfeld, members of his family and his affiliates own less than 50% of the outstanding voting securities of the Company or less than 50% of the total value of all equity securities of the Company; or

              (ii) individuals who as of the effective date of the Plan constitute the Board and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of such Board.

              (iii) approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company.

       Notwithstanding the foregoing, a Change in Control of the Company shall be deemed not to have occurred with respect to any Participant, if such Participant is, by written agreement executed prior to such Change in Control, a party on such Participant's own behalf in a transaction in which the persons (or their affiliates) with whom such Participant has the written agreement Acquire the Company (as defined below) and, pursuant to the written agreement, the Participant has an equity interest in the resulting entity or a right to acquire such an equity interest.

       For the purposes of the foregoing, "Acquire the Company" means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Common Stock (such percentage to be computed in accordance with Rule 13d-3(d)(1)(i) promulgated under the Exchange Act) or substantially all of the assets of the Company or its successors.

       (e)    "Code" means the Internal Revenue Code of 1986, as amended.

       (f) "Committee" means the committee referred to in Section 3(a) of the Plan.

       (g) "Common Stock" means the Common Stock of the Company, par value $.05 per share, or such other class or kind of share or other securities as may be applicable under Section 12.

       (h) "Company" means The Buckle, Inc., a Nebraska corporation, or any successor to substantially all its business.

       (i) "Employee" means an officer or other employee of the Company or a Related Company.

       (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

       (k) "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

       (l) "Fair Market Value" means the average of the highest and the lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, on such automated quotation system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated quotation system for the most recent day during which a sale occurred). If the Common Stock is not listed on a national securities exchange and is not quoted on an automated quotation system, then Fair Market Value shall be determined in good faith by the Committee.

       (m) "Participant" means an Employee who has been granted an Award under the Plan.

       (n) "Plan" means the 1997 Executive Stock Option Plan of the Company as described herein.

       (o) "Related Company" means any corporation or other entity in which the Company has or obtains a proprietary interest by reason of stock ownership or otherwise.

2.     PURPOSE.

       The Plan is intended to provide an incentive to selected Employees of the Company and of its Related Companies to remain in the employ of the Company and its Related Companies and to increase their interest in the success of the Company by providing them with opportunities to increase their proprietary interest in the Company and to receive compensation based upon the Company's success.

3.     ADMINISTRATION.

       (a) A committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of two or more members of the Board who qualify both as "non-employee directors" as contemplated by Rule 16(b)3 promulgated under the Exchange Act, or any successor provision thereto and as "outside directors" under Section 162(m) of the Code.

       (b) The Committee shall have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements under the Plan and to make determinations pursuant to any Plan provision or agreement. Each interpretation, determination or other action made or taken by the Committee pursuant to the Plan shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company's Articles of Incorporation and By-Laws as they may be amended from time to time.

       (c) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate (i) its authority with regard to Awards, (including decisions concerning the timing, pricing and amount of Awards) granted to Employees who are officers or directors for purposes of
Section 16(b) of the Exchange Act or (ii) its authority pursuant to Section 10 to amend the Plan.

4.     ELIGIBILITY.

       Awards may be granted only to Employees. The Committee shall have the authority to select the participants to whom Awards may be granted and to determine the number and form of Awards to be granted to each Participant.

5.     STOCK SUBJECT TO THE PROVISIONS OF THE PLAN.

       (a) The stock subject to the provisions of the Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of
Section 12, and subject to Section 5(b) below, the total number of shares of Common Stock as to which Awards may be granted shall be 1,250,000. During the term of the Plan no Participant shall be granted options or stock appreciation rights for more than 500,000 shares. During any fiscal year no Participant shall be granted options or stock appreciation rights to more than 200,000 shares. Shares not granted in one year of the Plan may be carried over to subsequent years.

       (b) For purposes of computing the number of shares of Common Stock remaining available for Awards at any time, there shall be debited against the total number of shares determined to be available pursuant to Section 5(a) and 5(c) the number of shares of Common Stock issuable upon exercise of stock options and stock appreciation rights granted pursuant to Section 6. In the case of a stock option granted in tandem with a stock appreciation right, the exercise of the option or stock appreciation right will reduce proportionately the number of shares subject to the tandem stock appreciation right or option, as the case may be. Any shares ceasing to be subject to the tandem option or right because of such reduction shall not be available for future Awards granted under the Plan.

       (c) Any shares represented by Awards which are forfeited, terminated, or expire unexercised shall again be available for grants and issuance under the Plan. In the event of a stock-for-stock exercise, only the net number of shares shall be deemed utilized, and shares withheld to pay withholding tax shall be deemed not to be utilized.

6.     AWARDS UNDER THE PLAN.

       (a) Stock Options. A stock option shall entitle the Participant to whom the option was granted the right to purchase a specified number of shares of Common Stock during a specified time at a price that is fixed at the time of grant, or for which the method of determining the price is specified at the time of grant, all as the Committee may determine. Payment of the exercise price shall be made in cash, or, to the extent provided in the Agreement relating to the option, in shares of Common Stock already owned by the participant (so long as the shares either (i) have been owned by the Participant for at least six months, or (ii) acquired by the Participant in the open market) or in any combination of cash and shares of Common Stock. If the Committee permits a Participant to pay any portion of the option price and/or tax withholding liability with shares of Stock with respect to the exercise of an Option (the "Underlying Option") as provided herein then the Committee, in its discretion, may grant to such Participant (but only if Participant remains an eligible Participant at that time) additional non-qualified stock options, the number of shares of Option Stock called for thereunder to be equal to all or a portion of the Stock so surrendered or withheld (a "Reload Option"). Each Reload Option will be evidenced by an Option Agreement. Unless otherwise set forth therein, each Reload Option will be immediately exercisable upon such grant and will be coterminus with the Underlying Option. The Committee, in its sole discretion, may establish such other terms and conditions for Reload Options as it deems appropriate. The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option, and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. The Agreement relating to a stock option shall set forth the applicable vesting schedule as determined by the Committee. A stock option shall be effective for such term as shall be determined by the Committee and set forth in the Agreement relating to such option.

       (b)    Stock Appreciation Rights.

              (i) General. A stock appreciation right shall entitle a Participant to receive, upon exercise, an amount in cash equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the stock appreciation right is exercised, over the Fair Market Value of such number of shares on the date of grant (or, in the case of a stock appreciation right granted in tandem with a stock option, the aggregate exercise price which the Participant would otherwise have been required to pay under the terms of the stock option in order to purchase such shares).

              (ii) Exercisability. A stock appreciation right shall be exercisable at the time or times established by the Committee at the time of grant. If a stock appreciation right is granted in tandem with a stock option, the stock appreciation right shall not be exercisable prior to or later than the time the related stock option could be exercised.

       (c) General Terms. The following terms and conditions shall be applicable to Awards:

              (i) Restrictions on Transfer. A stock option or stock appreciation right granted under the Plan may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I or ERISA.

              (ii) Award Exercisable Only by Participant. During the lifetime of a Participant, a stock option or other Award providing for exercise shall be exercisable only by the Participant. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

              (iii) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 12.

              (iv) Limitation on Exercise. An Option may not be exercised, and no shares of Common Stock may be issued in connection with an Award, unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available.

               (v) Single or Tandem Grants. Any Award described in subsections (a) or (b) above may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards may be made in combination with, in replacement of or as alternatives to grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity.

7.     AGREEMENTS.

       The terms and conditions of each Award shall be embodied in an Agreement in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

8.     TERMINATION OF EMPLOYMENT.

       The Agreement relating to an Award will set forth provisions governing the disposition of an Award in the event of the retirement, disability, death or other termination of a Participant's employment.

9.     TAX WITHHOLDING.

       The Company or a subsidiary thereof, as appropriate, shall deduct from all cash payments made pursuant to or in connection with any Award any Federal, state or local taxes required to be withheld with respect to such payments. In the case of an Award payable in shares of Common Stock, the Company shall satisfy such obligation to remit taxes by withholding shares of Common Stock that would otherwise be received by such individual.

10.    AMENDMENTS.

       The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that any amendment which under the requirements of applicable law or by the rules of any stock exchange on which shares of the Common Stock of the Company are traded must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law, and provided, further, that any amendment that must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Section 162(m) of the Code, or any successor provision, shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award.

11.    APPLICATION OF FUNDS.

       The proceeds received by the Company from the sale of Common Stock or other securities pursuant to Awards will be used for general corporate purposes.

12.    ADJUSTMENT OF AND CHANGES IN SHARES.

       In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend, or other change in corporate structure affecting the shares, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, outstanding options granted under the Plan, and in the value of, or number or class of shares subject to, other Awards granted or available to be granted under the Plan. The foregoing adjustments shall be determined by the Committee in its sole discretion.

13.    NO RIGHT TO EMPLOYMENT.

       No person shall have any claim or right to receive grants of Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any employee any right to be retained in the employ of the Company or any subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any subsidiary or other affiliate thereof to terminate the employment of such employee at any time.

14.    GOVERNING LAW.

       The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Nebraska.

15.    EFFECTIVE DATE.

       The effective date of this Plan shall be the date the Plan is adopted by the Compensation Committee of the Board of Directors, provided the Plan is approved by the Board of Directors and the stockholders of the Company within twelve months before or after that date. If the Plan is not so approved any Awards granted under this Plan will be rescinded and will be void.

16.    TERM OF PLAN.

       Unless earlier terminated pursuant to Section 10, the Plan shall terminate on the fifth anniversary of the effective date provided for in
Section 15, except with respect to Awards then outstanding.

17.    NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CORPORATE CHANGES.

       The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

18.    CHANGE IN CONTROL.

       In order to maintain the Participants' rights in the event of a Change in Control, the Committee, in its sole discretion, may, either at the time an Award is made hereunder or at any time prior to, or coincident with or after the time of a Change in Control;

       (i) provide for the acceleration of any time periods relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee;

       (ii) provide for the purchase of such Awards, upon the Participant's request, for an amount of cash equal to the Change in Control Value of such rights had such Awards been currently exercisable or payable;

       (iii) make such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; or

       (iv) cause the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control.

       The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company in the event of a Change in Control, except that in no event may the Committee take actions that would cause the Plan to lose qualification under Rule 16b-3 under the Exchange Act, or take actions that will enable any Participant to incur liability under
Section 16(b) of the Exchange Act. Notwithstanding anything contained in the Plan or any agreement under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a Change in Control, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.


Approved by the Compensation Committee on December 26, 1997.


Approved by the Board of Directors on March 20, 1998.


Approved by the Stockholders on _________________________.

                                   EXHIBIT C

                                THE BUCKLE, INC.

                           1998 RESTRICTED STOCK PLAN


1.     Purpose; Effectiveness of the Plan.

       (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees and officers, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

       (b) This Plan will become effective on the date of its adoption by the Committee, provided this Plan is approved by the Board and the stockholders of the Company (within twelve (12) months before or after that date). If this Plan is not so approved by the stockholders of the Company within such period of time, any agreements entered into under this Plan, and any issuances of Stock thereunder, will be rescinded and will be void. This Plan will remain in effect until it is terminated by the Board or the Committee under Section 8 hereof. This Plan will be governed by, and construed in accordance with, the laws of the State of Nebraska.

2.     Certain Definitions.

       Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any agreements entered into pursuant to this Plan:

       (a)    "1933 Act" means the federal Securities Act of 1933, as amended;

       (b) "1934 Act" means the federal Securities Exchange Act of 1934, as amended;

       (c)    "Board" means the Board of Directors of the Company;

       (d) "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise;

       (e) "Committee" means the Compensation Committee of the Company, which shall be comprised of two or more Disinterested Directors, appointed by the Board, to administer and interpret this Plan; provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board;

       (f)    "Company" means The Buckle, Inc., a Nebraska corporation;

       (g) "Disinterested Director" means a member of the Board who is a "non-employee director" as defined in Rule 16(b)(3) promulgated under the 1934 Act and an "outside director" as defined under
              Section 163(m) of the Code;

       (h) "Eligible Participants" means persons who, at a particular time, are employees or officers of the Company or its subsidiaries;

       (i) "Holder" means an Eligible Participant to whom any Restricted Stock is issued hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan;

       (j)    "Plan" means this 1998 Restricted Stock Plan of the Company;

       (k) "Purchase Price" means the price per share at which an Eligible Participant may purchase Restricted Stock hereunder, pursuant to an Restricted Stock Agreement which price may be zero;

       (l) "Restricted Stock" means Stock issued or issuable by the Company pursuant to this Plan;

       (m) "Restricted Stock Agreement" means an agreement between the Company and an Eligible Participant to evidence the terms and conditions of the issuance of Restricted Stock hereunder;

       (n) "Stock" means shares of the Company's Common Stock, $.05 par value;

       (o) "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code;

       (p) "Termination Event" means, with respect to any Holder of Restricted Stock, any event that results in such Holder no longer being an Eligible Participant hereunder for any reason whatsoever (whether by reason of such Holder's death, disability, voluntary resignation, involuntary termination, or any other reason).

       (q) "Transfer," with respect to Restricted Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Restricted Stock, including without limitation an assignment for the benefit of creditors of the Holder, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Restricted Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a qualified domestic relations order, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse under which a part or all of the shares of Restricted Stock are transferred or awarded to the spouse of the Holder or are required to be sold; or a transfer resulting from the filing by the Holder of a petition for relief, or the filing of an involuntary petition against such Holder, under the bankruptcy laws of the United States or of any other nation.

3.     Eligibility.

       The Company may issue Restricted Stock under this Plan only to persons who are Eligible Participants as of the time of such issuance. Subject to the provisions of section 5, there is no limitation on the amount of Restricted Stock that may be issued to an Eligible Participant.

4.     Administration.

       (a)    Committee.  The Committee will administer this Plan.

       (b) Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's Articles of Incorporation, by-laws and this Plan:

              (i) to select and approve the persons to whom Restricted Stock will be issued under this Plan from among the Eligible Participants, including the number of shares of Restricted Stock so issued to each such person; and

              (ii) to determine the Purchase Price of Restricted Stock issued under this Plan, the period or periods of time during which the Company will have a right to repurchase such Restricted Stock and the terms and conditions of such repurchase, and other matters to be determined by the Committee in connection with specific issuances of Restricted Stock and Restricted Stock Agreements as provided in this Plan; and

              (iii) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan.

       (c) Limitation on Authority. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to approve the issuance of Restricted Stock to any of its members, whether or not approved by the Board.

       (d) Restricted Stock Agreements. Restricted Stock will be issued hereunder only upon the execution and delivery of an Restricted Stock Agreement by the Holder and a duly authorized officer of the Company. Restricted Stock will not be deemed issued merely upon the authorization of such issuance by the Committee.

5.     Shares Reserved for Restricted Stock.

       (a) Restricted Stock Pool. The aggregate number of shares of Restricted Stock that may be issued pursuant to this Plan will not exceed Two Hundred Twenty Five Thousand (225,000) (the "Restricted Stock Pool"), provided that such number will be increased by the number of shares of Restricted Stock that the Company subsequently may reacquire through repurchase or otherwise.

       (b) Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Restricted Stock in the Restricted Stock Pool that may be issued pursuant to this Plan; (ii) the exercise price of any rights of repurchase or of first refusal under this Plan; and
              (iii) other rights and matters determined on a per share basis under this Plan or any Restricted Stock Agreement hereunder. Any such adjustments will be made only by the Committee, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan. If there is any other change in the number of kind of the outstanding shares of Stock of the Company, or of any other security into which that Stock has been changed or for which it has been exchanged, and if the Committee, in its sole discretion, determines that this change requires any adjustment in the restrictions on Transfer, rights of repurchase, or rights of first refusal in Restricted Stock then subject to this Plan, such an adjustment will be made in accordance with the determination of the Committee. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of Stock.


6.     Terms of Restricted Stock Agreements.

       Each issuance of Restricted Stock pursuant to this Plan will be evidenced by a Restricted Stock Agreement between the Company and the Eligible Participant to whom such Restricted Stock is to be issued, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Each Restricted Stock Agreement will specify the Purchase Price with respect to the Restricted Stock to be sold to the Holder thereunder, to be fixed by the Committee in its discretion, which Purchase Price may be zero.
The Purchase Price will be payable to the Company in United States dollars in cash or by check, or such other legal consideration as may be approved by the Committee, in its discretion. Without limiting the foregoing, each Restricted Stock Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

       (a) Covenants of Holder. Nothing contained in this Plan, any Restricted Stock Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Plan will confer upon any Holder any right with respect to the continuation of his or her status as an employee of the Company, and its subsidiaries.

       (b)    Vesting Periods; Company Repurchase Right.

              (i) Vesting. Except as otherwise provided herein, each Restricted Stock Agreement may specify the period or periods of time within which the Restricted Stock issued thereunder may be repurchased by the Company or its assignee (the "Vesting Period") as set forth in this section 6(b). Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

              (ii) Scope of Repurchase Right. Upon the occurrence of any Termination Event with respect to any Holder of Restricted Stock, the Company will have an assignable right (but not an obligation), to repurchase any Unvested shares of Restricted Stock owned by such Holder at the time of such Termination Event for a repurchase price per share equal to the Holder's original cost per share, subject to appropriate adjustment pursuant to section 5(b), which repurchase price will be zero if the purchase price was zero.

              (iii) Mechanics and Notice. Within thirty (30) days after any such Termination Event, the Holder of any Unvested Restricted Stock will provide to the Company a notice of the occurrence of such Termination Event. Within ninety
                     (90) days of the receipt of such notice, the Company will exercise its right, if at all, by informing the Holder in writing of the Company's intention to do so, and specifying a closing date within such ninety (90) day period. The Unvested Stock will be repurchased at the Company's principal executive offices on that date. The repurchase price will be paid in cash or cancellation of indebtedness (if any) at that time. If the Company (or its assignee) fails to exercise its purchase rights as provided under this section 6(b), then at the end of the ninety (90) day period referred to herein, all Unvested Restricted Stock of the Holder immediately will become Vested Restricted Stock for all purposes hereunder.

       (c)    Restrictions on Transfer of Restricted Stock.

              (i) General Rule on Permissible Transfer of Restricted Stock. Unvested Restricted Stock may not be transferred. Vested Restricted Stock may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed by the Restricted Stock Agreement or by applicable state or federal securities laws and set forth below, and subject to certain undertakings of the transferee (subsection 6(c)(iii)). All Transfers of Restricted Stock not meeting the conditions set forth in this section 6(c) are expressly prohibited.

              (ii) Effect of Prohibited Transfer. Any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 6(c), or exercise any other legal or equitable remedy.

              (iii) Required Undertaking. Any Transfer that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure that the Company's rights under an Restricted Stock Purchase Agreement and this Plan are adequately protected with respect to the Restricted Stock so Transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan, and of the applicable Restricted Stock Agreement, as if the transferee were the original Holder of such Restricted Stock.

              (iv) Escrow. To facilitate the enforcement of the restrictions on Transfer set forth in this Plan, the Committee may, at its discretion, require the Holder of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by Holder and Holder's spouse (if required for transfer), to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan. The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence are subject to any right of repurchase or of first refusal under this Plan or under an Restricted Stock Agreement. Each Holder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to an Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

       (d) Additional Restrictions on Transfer. By accepting Restricted Stock under this Plan, the Holder will be deemed to represent, warrant and agree as follows:

              (i) Securities Act of 1933. The Holder understands that the shares of Restricted Stock have not been registered under the 1933 Act, and that such shares are not freely tradable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available.

              (ii) Other Applicable Laws. The Holder further understands that each Transfer of the Restricted Stock requires full compliance with the provisions of all applicable laws.

              (iii) Investment Intent. Unless a registration statement is in effect with respect to the sale and issuance of the Restricted Stock to the Holder hereunder: (1) the Holder is purchasing the Restricted Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Restricted Stock; and (3) Holder has no present intention of disposing of the Restricted Stock at any particular time.

       (e) Compliance with Law. Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Company will not be required to register or qualify Restricted Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be issued Restricted Stock hereunder prior to such issuance.

       (f) Stock Certificates. Certificates representing the Restricted Stock issued pursuant to this Plan will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Restricted Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(f) have been complied with.

        (g) Lock-Up. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Holder of any shares of Restricted Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the 1933 Act, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

       (h) Notices. Any notice to be given to the Company under the terms of an Restricted Stock Agreement will be addressed to the Company at its principal executive office, Attn: Corporation Secretary, or at such other address as the Company may designate in writing. Any notice to be given to a Holder will be addressed to the Holder at the address provided to the Company by the Holder. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

       (i) Other Provisions. The Restricted Stock Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Restricted Stock issued hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

7.     Proceeds from Sale of Stock.

       Cash proceeds from the sale of shares of Restricted Stock, if any, issued from time to time pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

8.     Amendment and Discontinuance.

       The Board or the Committee may amend, suspend or discontinue this Plan at any time or from time to time; provided that no such action of the Board or the Committee shall alter or impair any rights previously granted to Holders under the Plan without the consent of such affected Holders (or their successors or assignees.

9.     Copies of Plan.

       A copy of this Plan will be delivered to each Holder at or before the time he or she executes an Restricted Stock Agreement.


Date Plan Adopted by the Committee: March 20, 1998

Date Plan Adopted by Board of Directors: March 20, 1998

Date Plan Adopted by Stockholders: ________________, 1998

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3, 4, 5, 6, AND 7.


                                   DATED:                          , 1998
                                         ---------------------------

                                   --------------------------------------
                                                Signature

                                   --------------------------------------
                                          Signature if held jointly

                                   Please sign exactly as your name appears.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY                           THE BUCKLE, INC.
                 2407 WEST 24TH STREET, KEARNEY, NEBRASKA 68847
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Daniel J. Hirschfeld and Dennis M. Nelson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of The Buckle, Inc. held of record by the undersigned on April 13, 1998 at the annual meeting of the shareholders to be held on May 28, 1998, or any adjournment thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

1. ELECTION OF DIRECTORS  [ ] FOR ALL NOMINEES LISTED  [ ] WITHHOLD AUTHORITY
                              (except as marked to         to vote for all
                              the contrary).               nominees listed.

      D. Hirschfeld, D. Nelson, K. Rhoads, R. Campbell, W. Orr, R. Tysdal,
                                  B. Fairfield

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                 THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

   -----------------------------------------------------------------------------

2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending January 30, 1999.

               [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN

3. Proposal to amend the Company's Articles of Incorporation to increase the authorized number of common shares and reduce the par value of the common shares.

               [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN

4. Proposal to approve the Company's 1998 Management Incentive Program.

               [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN

5. Proposal to approve the Company's 1997 Executive Stock Option Plan.

               [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN

6. Proposal to approve the Company's 1998 Restricted Stock Plan.

               [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN

7. Proposal to approve certain amendments to the 1993 Director Stock Option
   Plan.

               [ ] FOR                  [ ] AGAINST              [ ] ABSTAIN